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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): APRIL 14, 2004

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                            POLAROID HOLDING COMPANY
             (Exact name of Registrant as specified in its charter)

        DELAWARE                        000-50661               22-3856538
(State or other jurisdiction of      Commission File        (I.R.S. employer
incorporation or organization)           Number           identification number)

                                1265 MAIN STREET
                          WALTHAM, MASSACHUSETTS 02451
              (Address of principal executive offices and zip code)

                                 (781) 386-2000
              (Registrant's telephone number, including area code)

                                   ----------

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 14, 2004, Polaroid Holding Company (the "Company") redeemed 223,075 of the 446,150 outstanding shares of Series A 8.0% Cumulative Compounding Preferred Stock (the "Series A Preferred Stock"). The Redemption Price for the Series A Preferred Stock: $100.00 per share.

Dividends on all outstanding Series A Preferred Stock accrued through April 14, 2004 (the "Optional Redemption Date") have been declared and were paid on April 14, 2004 to holders of record on April 7, 2004. Therefore, dividends on the shares of Series A Preferred Stock that remain outstanding following the redemption shall accrue from April 15, 2004. All dividends on shares of the redeemed Series A Preferred Stock shall cease to accumulate on the Optional Redemption Date unless the Company defaults in the payment of the Redemption Price.

ITEM 7(c). EXHIBITS

       3.1 Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Registrant on March 30, 2004).

       4.1 Article Fourth, Section A(2), Series A 8% Cumulative Compounding Preferred Stock in Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 of the Annual Report on Form 10-K filed by Registrant on April 14,
                 2004).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         POLAROID HOLDING COMPANY


Dated: April 14, 2004                    By: /s/ William L. Flaherty
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                                            William L. Flaherty
                                            Executive Vice President and
                                            Chief Financial Officer